U.S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                         FORM 8 - K



      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 13, 1999



                   BSD MEDICAL CORPORATION


               Commission file number 0-10783


          DELAWARE                         75-1590407
 (State of Incorporation)      (IRS Employer Identification Number)



     2188 West 2200 South
     Salt Lake City, Utah                      84119
(Address of principal executive offices)     (Zip Code)



Registrant's  telephone number, including area  code:   (801) 972-5555

                 CURRENT EVENTS ON FORM 8-K


ITEM 5.  OTHER EVENTS

  On April 13, 1999, S. Lewis Meyer resigned from the Board of Directors of BSD Medical Corporation (the "Company"). To the best knowledge of the Company, Dr. Meyer's resignation did not result from any matter relating to the Company's operations, policies or practices. Dr. Meyer has been a director of the Company since 1994.

  The Company has not yet determined who will succeed Dr.
Meyer. His successor will be named by the remaining directors who will serve until the next meeting of shareholders of the Company.


SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BSD MEDICAL CORPORATION


Date:  April 19, 1999            By: /s/  Paul F. Turner
                                Paul F. Turner
                                Chairman of the Board, Acting President,
                                and Senior Vice President of Research